UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2020

ECCO AUTO WORLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-218334	30-0943638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit C, 4/F, China Insurance Building, 48 Cameron Road, Tsim Sha Tsui,

Kowloon, Hong Kong

(Address of principal executive offices (zip code))

++852 8134 5953

(Registrant’s telephone number, including area code)

eccoautocorp@gmail.com

(Registrant’s email address)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	EAWC	The OTC Market – Pink Sheets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into Material Definitive Agreement

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition of Free Share X- Change Limited and its subsidiary

On February 17, 2020, Ecco Auto World Corp (the “ECCO”) and Mr Joson Yeo Hung Kwang Mr Chai Kok Leong and Mr Loke Che Chan, Gilbert, each representing 49.5% ,49.5% and 1% shareholding of Free Share X- Change Limited, an Anguilla corporation, (“FSX”) entered into a Sale and Purchase Agreement (the “FSX Purchase Agreement”), pursuant to which ECCO acquired 100% of the issued and outstanding shares of FSX (the “Acquisition”). As consideration thereof, ECCO agreed to paid cash consideration of US$15 to the sharaeholders

Mr Joson Yeo Hung Kwang , is a director of ECCO and also director of FSX. Mr Loke Che Chan, Gilbert owned 2% of the issued and outstanding shares of ECCO.

FSX wholly owned a subsidiary Vtrade Technology Sdn Bhd, (the “Vtrade”) in Malaysia, is a private Limited company incorporated in July 12th, 2018

FSX and its subsidiary, is engaged in providing system and software development, Information technology (IT) consultancy and managed services. The business of wholly owned subsidiary engaged is as set forth below:

Name	Business services

Vtrade Technology Sdn Bhd (Incorporated in Malaysia)	Providing software development, Information Technology consultancy, providing maintenance and managed services for the developed software and system. It focuses on Hong Kong and Malaysia clients

The following are the services offered by the Group:

a) system specification and design requirement scoping consultation

b) assessment of system security architectures services

c) review and design of system framework services

d) review and design of security protocol services

e) security review of existing systems and infrastructure

f) recommending the most appropriate security infrastructure compliance

g) solution design documentation services

h) project management services

i) software / application development

j) software / application maintenance & managed services

Corporate Organizational Chart of FSX

As a result of the acquisition of all the issued and outstanding shares of Free Share X-Change Limited, ECCO have now assumed Free Share X-Change business operations as its own business operation and believe that the acquired entities will broaden the range of services and also the enhance the capacity for the Company to further expand to market in Asia especially to China and Taiwan.

The foregoing description of the FSX Purchase Agreement is a summary only and is qualified in its entirety by the copy of the Agreement filed in its Form 8-K filed on February 18 2020.

ITEM 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2020, Mr. Yiap Soon Keong resigned as the Chief Executive Officer for the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 18, 2020, the Board of Directors of the Company appointed Jason Wong Chee Hon as the Chief Executive Officer of the Company.

The biography for the new Chief Executive Officer of the Company is set forth below:

Mr. Jason Wong Chee Hon, has more than 20 years working in management consultancy, start-ups, banking and insurance industry with significant experience in many areas of technology delivery and strategic innovation in financial system. Has managed and delivered multiple enterprise and digital projects for banks and insurance companies. Brain child of innovative products, technologies & R&D development in banking, financial services and Insurance and Fintech. Mr. Jason is the co-founder and director of IMocha Sdn Bhd since year 2003, his role include providing technology and software solutions to banks, insurance, fintech and corporate clients in the area of financial, payments, insurance, banking and automation solutions. This primarily covers delivering custom and proprietary web & mobile applications as well as consultation services. He acts as an advisory and business development role for these businesses.

Mr. Jason graduated from University of Glasgow, Scotland, his experience in technology product development has led the Board of director to reach a conclusion that he should serve as the director of the Company. On February 18, 2020, Mr. Jason was appointed as the Chief Executive Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

1.	Audited consolidated financial statements of FSX for the fiscal years ended March 31, 2019 and 2018.
2.	Unaudited consolidated financial statements of FSX for the six months ended September 30, 2019 and 2018

(b)	Pro Forma Financial Information.

Filed herewith is the unaudited pro forma condensed consolidated financial information of the Company and its subsidiaries.

(d)	Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

1	Share Exchange Agreement dated as of February 17, 2020 by and between ECCO and shareholders of FSX*
2	Audited consolidated financial statements of FSX as of and for the fiscal years ended March 31, 2019 and 2018*
3	Unaudited consolidated financial statements as of and for the six months ended September 30, 2019 and 2018*.
4	Pro forma financial information*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECCO AUTO WORLD CORPORATION

By:	/s/ JASON WONG CHEE HON
Name:	JASON WONG CHEE HON
Title:	President Treasurer, Secretary, Director

Dated: February 18, 2020